As filed with the Securities and Exchange Commission on May 8, 2001
                                                  Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                GANNETT CO., INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                     16-0442930
(State or Other Jurisdiction of                      (I.R.S. Employer
   Incorporation or Organization)                     Identification No.)

                              1100 Wilson Boulevard
                            Arlington, Virginia 22234
                    (Address of Principal Executive Offices)

           Gannett Co., Inc. 2001 Omnibus Incentive Compensation Plan
                            (Full Title of the Plan)

                             Thomas L. Chapple, Esq.
              Senior Vice President, General Counsel and Secretary
                                Gannett Co., Inc.
                              1100 Wilson Boulevard
                            Arlington, Virginia 22234
                                  703/284-6000
            (Name, Address and Telephone Number of Agent for Service)
                                 ---------------

                                    Copy to:
                             John C. Partigan, Esq.
                                Nixon Peabody LLP
                         401 9th Street, N.W., Suite 900
                             Washington, D.C. 20004
                                 --------------


                  Approximatedate of proposed offering: As soon
                               as practical after
               the effective date of this registration statement.

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
                                      -2-

                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum        Proposed Maximum
        Title of                                    Offering Price        Aggregate Offering
    Securities to be          Amount to be             Per Share                 Price                Amount of
       Registered              Registered                                                          Registration Fee

Common Stock,
$1.00 Par Value              10,000 (1)            $64.85 (2) (3)             $648,500            $162.13


(1)               This registration statement is also deemed, pursuant to Instruction E to Form S-8, to relate to
                  11,990,000 shares previously registered on Form S-8 (No. 333-04459) in connection with a predecessor plan, with respect to which a registration fee of $140,055.60 has previously been paid.

(2)               This calculation is made solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and is based upon the average of the high and low reported sale prices of the registrant's Common Stock on the New York Stock Exchange reported on May 2, 2001.

(3)               In accordance with the Plan, the actual offering price of each share shall be 100% of the "Fair
                  Market Value" of the Common Stock on the date on which an option is granted.

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                                      -3-



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                              EXPLANATORY STATEMENT

         On May 24, 1996, a total of 24,000,000 shares of common stock of Gannett Co., Inc. (the "Company") were registered by Registration Statement on Form S-8, File No. 333-04459, as adjusted pursuant to Rule 416(b) to reflect the Company's two-for-one stock split effective on October 6, 1997, to be issued in connection with the Company's 1978 Executive Long-Term Incentive Plan (the "1978 Plan"). On May 8, 2001, the stockholders of the Company approved the Company's 2001 Omnibus Incentive Compensation Plan (the "2001 Plan"), which replaces the 1978 Plan. In excess of 12,000,000 shares of common stock of the Company which were registered in connection with the 1978 Plan have not been issued under the 1978 Plan and are not covered by outstanding stock options or other awards granted under the 1978 Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at
Q.89 in the Securities Act Forms section of the Division of Corporation Finance's Manual of Publicly-Available Telephone Interpretations (January 1997), 11,990,000 of such shares are carried forward to, and deemed covered by, this Registration Statement on Form S-8 in connection with the 2001 Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    The documents containing the information required by Part I of Form S-8 will be sent or given to employees eligible to participate in the 2001 Plan as specified by Rule 428(b)(1) of the Securities Act of 1933. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


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                                      -4-


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Incorporated by reference in this Prospectus are the following documents filed pursuant to the Securities Exchange Act of 1934:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed on March 27, 2001.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters any unsold securities, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         The Company will provide without charge to each person to whom a prospectus relating to this registration statement is delivered, at the written or oral request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents unless such exhibits are specifically incorporated therein by reference into such documents). All requests for such copies should be directed to: Secretary, Gannett Co., Inc., 1100 Wilson Boulevard, Arlington, Virginia 22234, (703) 284-6000.


Item 4.   Description of Securities.

         Not applicable.

Item 5.   Interests of Named Experts and Counsel.

         The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The legality of the shares offered under the 2001 Plan has been passed upon by Thomas L. Chapple, Esq., Senior Vice President, General Counsel and Secretary of the Company. Mr. Chapple is eligible to participate in the 2001 plan.

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                                      -5-

Senior Vice President, General Counsel and Secretary of the Company. Mr. Chapple is eligible to participate in the 2001 Plan.

Item 6.   Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("DGCL") permits the Company to indemnify any director or officer of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, incurred in defense of any action (other than an action by or in the right of the Company) arising by reason of the fact that he or she is or was an officer or director of the Company if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 also permits the Company to indemnify any such officer or director against expenses incurred in an action by or in the right of the Company if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except in respect of any matter as to which such person is adjudged to be liable to the Company. This statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action. The statute permits purchase of liability insurance by the Company on behalf of officers and directors, and the Company has purchased such insurance.

         Section 17 of Article II of the Company's By-laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Company who is or was involved or threatened to be made so involved in any action, suits or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Company or any predecessor of the Company or was serving at the request of the Company as a director, officer or employee of any other enterprise.

         Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Article NINTH of the certificate of incorporation of the Company eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

         The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Section 17 of Article II of such By-laws and Article NINTH of such Certificate of Incorporation, as applicable.

Item 7.   Exemption from Registration Claimed.

         Not applicable.



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                                      -6-

Item 8.   Exhibits.

4        -      Gannett Co., Inc. 2001 Omnibus Incentive Compensation Plan.

5        -      Opinion of Thomas L. Chapple, Esq.

23(a)    -      Consent of PricewaterhouseCoopers LLP.

23(b)    -      Consent of Thomas L. Chapple, Esq. (included in Exhibit 5).

Item 9.   Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a Court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on May 8, 2001.

                               GANNETT CO., INC.



                               By:/s/Thomas L. Chapple
                                  ---------------------------------
                                     Thomas L. Chapple
                                     Senior Vice President,
                                     General Counsel and Secretary

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                                      -8-

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                     TITLE                                  DATE

/s/Douglas H. McCorkindale
--------------------------
Douglas H. McCorkindale       Chairman, President, Chief Executive   May 8, 2001
                              Officer, Director

/s/Larry F. Miller
--------------------------
Larry F. Miller               Executive Vice President and           May 8, 2001
                              Chief Financial Officer


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Douglas H. McCorkindale and Thomas L. Chapple, and each of them, with full power to act without the others, as said undersigned's true and lawful attorney-in-fact and agent, with full and several power of substitution, for said undersigned and in said undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement pursuant to the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as said undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


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                                      -9-

SIGNATURE                                 TITLE                  DATE


/s/H. Jesse Arnelle
--------------------------
H. Jesse Arnelle                          Director               May 8, 2001


/s/Meredith A. Brokaw
--------------------------
Meredith A. Brokaw                        Director               May 8, 2001


/s/James A. Johnson
--------------------------
James A. Johnson                          Director               May 8, 2001


/s/James A. Johnson
--------------------------
Stephen P. Munn                           Director               May 8, 2001


/s/Samuel J. Palmisano
--------------------------
Samuel J. Palmisano                       Director               May 8, 2001


/s/Karen Hastie Williams
--------------------------
Karen Hastie Williams                     Director               May 8, 2001

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                                      -10-



Exhibit Number       Description of Exhibits                            Page

       4             Gannett Co., Inc. 2001
                     Omnibus Incentive Compensation Plan.

       5             Opinion of Thomas L. Chapple, Esq.

       23(a)         Consent of PricewaterhouseCoopers LLP.

       23(b)         Consent of Thomas L. Chapple, Esq.
                     (included in Exhibit 5).